EXHIBIT 99.2

American Equity Investment Life Holding Company Prices

$175 Million of Contingent Convertible Senior Notes Due 2024

WEST DES MOINES, Iowa, Dec 1, 2004 - American Equity Investment Life Holding Company (NYSE: AEL) today announced the pricing of $175 million of its 5.25% Contingent Convertible Senior Notes due 2024 (the “Notes”), reflecting an increase in the aggregate offering size of $50 million. The company has also granted to one of the initial purchasers an option to purchase up to an additional $75 million of the Notes.

The Notes will bear interest at a rate of 5.25% per annum plus, under certain circumstances beginning in 2012, contingent interest of 0.50% per annum based on the trading price of the Notes. The Notes will mature on December 6, 2024 and may not be redeemed by the company prior to December 15, 2011. Holders of the Notes may require the company to repurchase some or all of the Notes on December 15, 2011, 2014 and 2019. The Notes will be convertible, under certain circumstances, into a combination of cash and common stock of the company at an initial conversion price of $14.47.

The closing of the Notes offering is expected to occur on December 6, 2004. The company expects to utilize substantially all of the net proceeds to increase the capital and surplus of its life insurance subsidiaries to support future growth of its business.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered. The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The Notes and the shares of common stock issuable on conversion of the Notes have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of a broad line of annuity and insurance products, with a primary emphasis on the sale of fixed rate and index annuities. The Company’s headquarters are located at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa, 50266. The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa, 50325.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding American Equity Investment Life Holding Company’s business which are not historical facts are “forward- looking statements” that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements include the expected closing date of the transaction, satisfaction of the closing conditions and use of the proceeds. Such results may be impacted by factors outside the company’s control. Additional information concerning potential risk factors that could affect the company’s future performance are described from time to time in the company’s reports filed with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the most recently ended fiscal year.

SOURCE American Equity Investment Life Holding Company Debra J. Richardson, Sr. Vice President, +1-515-273-3551, drichardson@american-equity.com , or John M. Matovina, Vice Chairman, +1-515-273-3552, jmatovina@american-equity.com , or D. J. Noble, Chairman,

+1-515-457-1705, dnoble@american-equity.com , all of American Equity Investment Life Holding Company (AEL)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding American Equity Investment Life Holding Co.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.